Exhibit 99.1

PRESIDENTIAL STOCKHOLDERS APPROVE

MERGER AGREEMENT WITH ATHENE ANNUITY

NYACK, New York – Presidential Life Corporation (“Presidential”) (NASDAQ: PLFE) announced that Presidential’s stockholders, at a special meeting of stockholders held earlier today, approved the proposal to adopt the previously announced agreement and plan of merger (the “Merger Agreement”), dated July 12, 2012, as amended from time to time, among Athene Annuity & Life Assurance Company (“Athene”), Eagle Acquisition Corp., a wholly-owned subsidiary of Athene, and Presidential. Of the shares voted at the special meeting, approximately 98.61% were voted in favor of the adoption of the Merger Agreement, which represented approximately 60.2% of the total outstanding shares of common stock of Presidential as of the November 8, 2012 record date. A quorum of approximately 61.05% of Presidential’s total outstanding shares of common stock as of the record date were voted by proxy or in person.

The consummation of the merger remains subject to the satisfaction or waiver of the closing conditions set forth in the Merger Agreement, including obtaining governmental and regulatory approvals. It is currently expected that the merger will close on December 28, 2012.

About Presidential Life Corporation

Presidential, through its wholly owned subsidiary, Presidential Life Insurance Company, markets and sells a variety of fixed annuity, life insurance and accident and health insurance products. Through Presidential Life Insurance Company, Presidential is licensed to market its products in all 50 states and the District of Columbia. Further information about Presidential is available on the Internet at www.presidentiallife.com.

Forward-Looking Statements

This press release, as well as certain other statements made by Presidential, may constitute or contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 that reflect, when made, Presidential’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to risks and uncertainties, as well as assumptions that, if they do not materialize or prove correct, could cause results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements of: (a) Presidential’s plans; (b) the outcome of contingencies; (c) beliefs or expectations; and (d) assumptions underlying any of the foregoing.

Forward-looking statements may be identified by their use of forward-looking terminology, such as “believes,” “expects,” “may,” “should,” “would,” “will,” “intends,” “plans,” “estimates,” “anticipates,” “projects” and similar words or expressions. You should not place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this release. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive risks and uncertainties, many of which are beyond Presidential’s control or are subject to change, actual results could be materially different.

Factors that might cause such a difference include, without limitation, the following:

•	the possibility that the closing of the transaction described in this press release does not occur or is delayed, either due to the failure of closing conditions or other reasons; and

•

risks detailed from time to time in Presidential’s public filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 15, 2012, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed with the SEC on May 9, 2012, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, filed with the SEC on August 8, 2012, its Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, filed with the SEC on November 9, 2012, and the proxy materials filed in connection with obtaining shareholder approval of the merger transaction.

Other factors not currently anticipated by management may also materially and adversely affect the closing of the transaction described in this press release. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of their dates. Presidential undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media Contacts

For Presidential Life:

Brunswick Group

Gemma Hart / Beau Allen

212-333-3810